SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM T-1

                          STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939
               OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
               OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) __


                BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
            (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

 A NATIONAL BANKING ASSOCIATION                          31-0838515
                                                      (I.R.S. EMPLOYER
                                                    IDENTIFICATION NUMBER)


    100 EAST BROAD STREET, COLUMBUS, OHIO                  43271-0181
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)


                BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
                      1 BANK ONE PLAZA, SUITE IL1-0126
                        CHICAGO, ILLINOIS 60670-0126
           ATTN: SANDRA L. CARUBA, VICE PRESIDENT, (312) 336-9436
         (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                         CHAMPION ENTERPRISES, INC.
            (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)


              MICHIGAN                                     38-2743168
   (STATE OR OTHER JURISDICTION OF                     (I.R.S. EMPLOYER
EMPLOYER INCORPORATION OR ORGANIZATION)              IDENTIFICATION NUMBER)


    2701 CAMBRIDGE COURT, SUITE 300
      AUBURN HILLS, MICHIGAN                                  48326
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)


                              DEBT SECURITIES
                      (TITLE OF INDENTURE SECURITIES)


ITEM 1.     GENERAL INFORMATION.  FURNISH THE FOLLOWING
            INFORMATION AS TO THE TRUSTEE:

            (A)   NAME AND ADDRESS OF EACH EXAMINING OR
            SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

            Comptroller of Currency, Washington, D.C.;
            Federal Deposit Insurance Corporation,
            Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

            (B)   WHETHER IT IS AUTHORIZED TO EXERCISE
            CORPORATE TRUST POWERS.

            The trustee is authorized to exercise corporate trust powers.

ITEM 2.     AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
            IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
            SUCH AFFILIATION.

            No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

            1. A copy of the articles of association of the
               trustee now in effect.*

            2. A copy of the certificate of authority of the
               trustee to commence business.*

            3. A copy of the authorization of the trustee to
               exercise corporate trust powers.*

            4. A copy of the existing by-laws of the trustee.*

            5. Not Applicable.

            6. The consent of the trustee required by
               Section 321(b) of the Act.

            7. A copy of the latest report of condition of the
               trustee published pursuant to law or the requirements of its supervising or examining authority.

            8. Not Applicable.

            9. Not Applicable.


      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 31st day of August, 2000.


               BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION,
               TRUSTEE

               BY  /S/ SANDRA L. CARUBA
                  ----------------------
                  SANDRA L. CARUBA
                  VICE PRESIDENT


*EXHIBITS 1, 2, 3, AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, FILED AS EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-4 OF U S WEST COMMUNICATIONS, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 2000 (REGISTRATION NO. 333-32124).



                                 EXHIBIT 6



                    THE CONSENT OF THE TRUSTEE REQUIRED
                        BY SECTION 321(b) OF THE ACT


                                                                August 31, 2000



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Champion Enterprises, Inc. and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    BANK ONE TRUST COMPANY, NATIONAL
                                    ASSOCIATION



                                    BY: /S/SANDRA L. CARUBA
                                    -----------------------
                                    SANDRA L. CARUBA
                                    VICE PRESIDENT



                                 EXHIBIT 7

Legal Title of Bank:   Bank One Trust Company, N.A.   Call Date: 03/31/00
State #:               391581                         FFIEC 032
Address:               100 Broad Street               Vendor ID:  D
Cert #:                21377
City, State  Zip:      Columbus, OH 43271             Transit #:  04400003

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.


SCHEDULE RC--BALANCE SHEET


                                    DOLLAR AMOUNTS IN THOUSANDS C300
                                                                ----

ASSETS
1. Cash and balances due from depository institutions (from Schedule
   RC-A):                                                                        RCON
                                                                                 ----
   a. Noninterest-bearing balances and currency and coin(1)...........           0081    48,450     1.a
   b. Interest-bearing balances(2)....................................           0071    17,750     1.b
2. Securities
   a. Held-to-maturity securities(from Schedule RC-B, column A).......           1754        0      2.a
   b. Available-for-sale securities (from Schedule RC-B, column D)....           1773    5,714      2.b
3. Federal funds sold and securities purchased under agreements to               1350    396,644    3.
   resell
4. Loans and lease financing receivables:                                        RCON
                                                                                 ----
   a. Loans and leases, net of unearned income (from Schedule RC-C)...           2122    87,817     4.a
   b. LESS: Allowance for loan and lease losses.......................           3123       10      4.b
   c. LESS: Allocated transfer risk reserve...........................           3128        0      4.c
   d. Loans and leases, net of unearned income, allowance, and
      reserve (item 4.a minus 4.b and 4.c)............................           RCON
                                                                                 ----
5.    Trading assets (from Schedule RD-D).............................           2125    87,807     4.d
6.    Premises and fixed assets (including capitalized leases)........           3545        0      5.
7.    Other real estate owned (from Schedule RC-M)....................           2145    25,200     6.
8.    Investments in unconsolidated subsidiaries and associated                  2150        0      7.
      companies (from Schedule RC-M)..................................           2130        0      8.
9.    Customers' liability to this bank on acceptances outstanding....
10.   Intangible assets (from Schedule RC-M)..........................           2155        0      9.
11.   Other assets (from Schedule RC-F)...............................           2143     26,345    10.
12.   Total assets (sum of items 1 through 11)........................           2160     176,297   11.
                                                                                 2170     784,207   12.

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

LIABILITIES
13.   Deposits:
   a. In domestic offices (sum of totals of columns A and C                      RCON
                                                                                 ----
      from Schedule RC-E, part 1).....................................           2200     567,764   13.a
      (1) Noninterest-bearing(1)......................................           6631     506,455   13.a1
      (2)   Interest-bearing..........................................           6636      61,309   13.a2
   b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from
      Schedule RC-E, part II)
      (1) Noninterest bearing.........................................
      (2) Interest-bearing............................................
14.   Federal funds purchased and securities sold under agreements
      to repurchase:                                                             RCFD 2800     0    14
15.a. Demand notes issued to the U.S. Treasury........................           RCON 2840     0    15.a
   b. Trading Liabilities (from Sechedule RC-D).......................           RCFD 3548     0    15.b

16.   Other borrowed money:                                                      RCON
                                                                                 ----
   a. With original maturity of one year or less......................           2332          0    16.a
   b. With original  maturity of more than one year                              A547          0    16.b
   c. With original maturity of more than three years.................           A548          0    16.c

17.   Not applicable..................................................
18.   Bank's liability on acceptance executed and outstanding.........           2920          0    18.
19.   Subordinated notes and debentures...............................           3200          0    19.
20.   Other liabilities (from Schedule RC-G)..........................           2930      83,885   20.
21.   Total liabilities (sum of items 13 through 20)..................           2948     651,649   21.
22.   Not applicable
EQUITY CAPITAL
23.   Perpetual preferred stock and related surplus...................           3838          0    23.
24.   Common stock....................................................           3230        800    24.
25.   Surplus (exclude all surplus related to preferred stock)........           3839      45,157   25.
26.a. Undivided profits and capital reserves                                     3632      86,585   26.a
   b. Net unrealized holding gains (losses) on available-for-sale
       securities.....................................................           8434         16    26.b
   c. Accumulated net gains (losses) on cash flow hedges..............           4336          0    26.c
27.   Cumulative foreign currency translation adjustments.............
28.   Total equity capital (sum of items 23 through 27)...............           3210     132,558   28.
29.   Total liabilities, limited-life preferred stock, and equity
      capital (sum of items 21, 22, and 28)...........................           3300     784,207   29.

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.


Memorandum

To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of             _______
   the statement below that best describes the most           |     |
   comprehensive level of auditing work performed             | N/A |
   for the bank by independent external auditors as of        _______
   any date during 1996...............................  RCFD 6724  Number  M.1.


1 = Independent audit of the bank         4.= Directors' examination of the
    conducted in accordance with              bank performed by other external
    generally accepted auditing               auditors(may be required by state
    accounting firm standards by              chartering authority)
    a certified public which submits a
    report on the bank

2 = Independent audit of the bank's       5 = Review of the bank's financial
    parent holding company conducted          statements by external auditors
    in accordance with generally
    accepted auditing standards by        6 = Compilation of the bank's
    a certified public accounting             financial statements by
    firm which submits a report on            external auditors
    the consolidated holding company      7 = Other audit procedures
    (but not on the bank separately)          (excluding tax preparation work)
                                          8 = No external audit work
3 = Directors' examination of the bank
    conducted in accordance with generally
    accepted auditing standards by a
    certified public accounting firm
    (may be required by state
     chartering authority)